UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 2, 2008

Noven Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17254	59-2767632
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11960 S.W. 144th Street, Miami, Florida		33186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-253-5099

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, in connection with its August 2004 purchase from Solvay Pharmaceuticals, Inc. ("Solvay") of the product rights for Lithobid®, an extended release lithium product, JDS Pharmaceuticals, LLC ("JDS"), an indirect wholly owned subsidiary of Noven Pharmaceuticals, Inc. ("Noven"), entered into a manufacturing and supply agreement (the "2004 Agreement") with Solvay, which required, subject to certain limitations, Solvay to manufacture and supply Lithobid® to JDS for a term of up to five years. Prior to Noven’s acquisition of JDS, Solvay assigned the 2004 Agreement to ANI Pharmaceuticals, Inc. ("ANI"). On January 2, 2008, JDS and ANI terminated the 2004 Agreement and entered into a new manufacturing and supply agreement for Lithobid®. The new manufacturing and supply agreement contains terms and conditions substantially similar to the 2004 Agreement and, subject to certain limitations, requires ANI to manufacture and supply Lithobid® to JDS in such quantities as JDS may require for a five-year term commencing on January 2, 2008, as well as, at JDS’s option, three successive one-year renewal terms.

Item 1.02 Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this report is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noven Pharmaceuticals, Inc.

January 4, 2008	By:	/s/ Jeff Mihm

Name: Jeff Mihm
Title: Vice President, General Counsel and Corporate Secretary